UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):                                                                                                                June 30, 2015
     EMERGING CTA PORTFOLIO L.P.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-53211 (Commission File Number)	04-3768983 (IRS Employer Identification No.)

c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                                              (855) 672-4468

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement.
Amended and Restated Management Agreement
Ceres Managed Futures LLC, the general partner of the Registrant, and the Registrant have entered into an amended and restated management agreement dated as of June 30, 2015 (the “Agreement”) with Perella Weinberg Partners Capital Management LP (the “Advisor”), a Delaware limited partnership, pursuant to which the Advisor shall manage the portion of the Registrant’s assets allocated to it.
The Agreement includes various amendments to the previous agreement. Such amendments reflect, among other things, that the Registrant’s allocation to the Advisor will no longer be traded through PGM Master Fund L.P.  Instead, the Advisor will trade the portion of the Registrant’s assets allocated to it directly through a managed account in the Registrant’s name.  The Agreement also amends the prior agreement by extending the initial term and revising the renewal and termination provisions.
There have been no changes to the Advisor’s monthly management fee or quarterly incentive fee.
The Agreement is filed herewith as exhibit 10.1.
Item 9.01                          Financial Statements and Exhibits.
(d)            Exhibits.
The following exhibit is filed herewith.
Exhibit No.	Description
10.1	Amended and Restated Management Agreement dated June 30, 2015, by and among the Registrant, Ceres Managed Futures LLC and Perella Weinberg Partners Capital Management LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING CTA PORTFOLIO L.P.

By: Ceres Managed Futures LLC, General Partner

By:  /s/ Patrick T. Egan
            Patrick T. Egan
             President and Director

Date:  July 6, 2015